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EXHIBIT 10.16

CIMAREX ENERGY CO.

2002 STOCK INCENTIVE PLAN

amended and restated, effective January 1, 2009

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CIMAREX ENERGY CO.

2002 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE

        SECTION 1.1    Purpose.    This 2002 Stock Incentive Plan (the "Plan") was established by Cimarex Energy Co. (the "Company") to create incentives that are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the granting of Options, Restricted Stock Awards and Stock Units, to Eligible Employees and Directors subject to the conditions set forth in the Plan.

        SECTION 1.2    Establishment; Amendment.    The Plan was originally effective as of October 1, 2002 and for a period of ten years thereafter. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled. The Plan was previously amended and restated in its entirety, effective as of March 3, 2003, to provide for the issuance of stock units and to provide for the transfer of non-qualified stock options to a spouse or former spouse in connection with the option holder's divorce. The Plan was further amended (a) effective as of March 10, 2005, revise the definition of "disability" in Section 10.2, (b) effective as of June 6, 2005, to increase the number of authorized shares, and (c) effective as of July 11, 2008, to add a net share exercise as a form of payment and to revise the procedure for broker-assisted transactions. Certain of the Awards under the Plan are subject to Code Section 409A. The Plan is further amended, effective as of January 1, 2009 to bring the Plan into compliance with Section 409A of the Code.

        SECTION 1.3    Shares Subject to the Plan.    Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of 12,700,000 shares of Common Stock.

ARTICLE II

DEFINITIONS

        The following terms shall have the meanings set forth below:

        SECTION 2.1  "Affiliated Entity" means any partnership or limited liability company in which at least 50% thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have an interest of at least 50% in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated at least 50% of partnership or limited liability company gains or losses of such partnership or limited liability company. For purposes of Incentive Stock Options granted pursuant to the Plan, an "Affiliated Entity" means any parent or subsidiary of the Company as defined in Section 424 of the Code.

        SECTION 2.2  "Award" means, individually or collectively, any Option, Restricted Stock Award, or Stock Unit granted under the Plan to an Eligible Employee or Director by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

        SECTION 2.3  "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

        SECTION 2.4  "Board" means the Board of Directors of the Company.

        SECTION 2.5  "Change of Control Event" means the occurrence of any of the following events on or after the Effective Date of this Plan, provided that in the event Code section 409A applies to payments under this Plan, a Change of Control shall be deemed to have occurred only if the event is also a change of control within the meaning of Code section 409A and the regulations and other guidance promulgated thereunder or not inconsistent therewith.

          (i)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (x) the then outstanding shares of common stock (the "Common Stock") of the Company (the "Outstanding Company Common stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A) and (B) of paragraph (iii) below; or

          (ii)   During any period of twelve months beginning after the Effective Date, individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director at the beginning of such twelve-month period, whose election, appointment or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii)  The closing of a reorganization, share exchange or merger (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 40% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be and (B) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

          (iv)  The closing of (1) a complete liquidation or dissolution of the Company or, (2) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 40% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

        SECTION 2.6  "Code" means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

        SECTION 2.7  "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. If applicable, the Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Exchange Act. Except as provided in Section 3.2, the Committee shall select Participants from Eligible Employees and Directors and shall determine the awards to be made pursuant to the Plan and the terms and conditions thereof.

        SECTION 2.8  "Common Stock" means the common stock, par value $0.01 per share, of the Company, and after substitution, such other stock as shall be substituted therefor as provided in Article VIII.

        SECTION 2.9  "Company" means Cimarex Energy Co., a Delaware corporation.

        SECTION 2.10  "Date of Grant" means the date on which the granting of an Award to a Participant is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

        SECTION 2.11  "Director" means any person who is a member of the Board and is not an employee of the Company, a Subsidiary or an Affiliated Entity.

        SECTION 2.12  "Eligible Employee" means any employee (including, without limitation, officers and directors who are also employees) of the Company or a Subsidiary or an Affiliated Entity thereof. For purposes of the Plan, an employee is any individual who provides services to the Company or any Subsidiary or Affiliated Entity thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to section 3401 of the Code. Employee shall not include any individual (A) who provides services to the Company or any Subsidiary or Affiliated Entity thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (B) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding. Leased employees shall not be treated as employees under this Plan.

        SECTION 2.13  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        SECTION 2.14  "Fair Market Value" means (i) during such time as the Common Stock is listed upon the New York Stock Exchange or other exchanges or the Nasdaq/National Market System, the average of the highest and lowest sales prices of the Common Stock as reported by such stock exchange or exchanges or the Nasdaq/National Market System on the day for which such value is to be determined, or if no sale of the Common Stock shall have been made on any such stock exchange or the Nasdaq/National Market System that day, on the next preceding day on which there was a sale of such Common Stock or (ii) during any such time as the Common Stock is not listed upon an established stock exchange or the Nasdaq/National Market System, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in subsection 6.2(ii), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

        SECTION 2.15  "Incentive Stock Option" means an Option designated as such and granted in accordance with Section 422 of the Code.

        SECTION 2.16  "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

        SECTION 2.17  "Option" means an Award granted under Article VI of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

        SECTION 2.18  "Participant" means an Eligible Employee or Director of the Company, a Subsidiary, or an Affiliated Entity to whom an Award has been granted by the Committee under the Plan.

        SECTION 2.19  "Plan" means the Cimarex Energy Co. 2002 Stock Incentive Plan.

        SECTION 2.20  "Restricted Stock Award" means an Award granted to a Participant under Article VII of the Plan.

        SECTION 2.21  "Stock Unit" means a measurement component equal to the Fair Market Value of one share of Common Stock on the date for which a determination is made pursuant to the provisions of this Plan.

        SECTION 2.22  "Subsidiary" shall have the same meaning set forth in Section 424 of the Code.

ARTICLE III

PLAN ADMINISTRATION

        SECTION 3.1    Administration of the Plan; the Committee.    The Committee shall administer the Plan. Unless otherwise provided in the by-laws of the Company or the resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

        Subject to the provisions of the Plan, the Committee shall have exclusive power to:

          (i)    Select the Participants to be granted Awards.

          (ii)   Determine the time or times when Awards will be made.

          (iii)  Determine the form of an Award, whether an Option, a Restricted Stock Award, or a Stock Unit, the number of shares of Common Stock subject to the Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee; provided that the payment of a Stock Unit may not be accelerated except as permitted by Section 409A of the Code.

          (iv)  Determine whether Awards will be granted singly or in combination.

          (v)   Accelerate the vesting, exercise or payment of an Award or the performance period of an Award, but not the payment of a Stock Unit.

          (vi)  Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

        SECTION 3.2    Committee to Make Rules and Interpret Plan.    The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

        SECTION 3.3    Administration of Grants to Directors.    The Board shall have the exclusive power to select Directors for participation in the Plan and to determine the number of Nonqualified Stock Options shares of Restricted Stock, or Stock Units awarded to Directors selected for participation in the Plan. The Committee shall administer all other aspects of Awards made to Directors.

        SECTION 3.4    Delegation by Committee.    The Committee may, from time to time, delegate, to specified officers of the Company, the power and authority to grant Awards under the Plan to specified groups of Eligible Employees, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee's exercise of authority in determining such terms and conditions shall be construed to include the officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Awards to any Eligible Employee who is covered by Section 16(b) of the Exchange Act shall not be delegated by the Committee.

ARTICLE IV

GRANT OF AWARDS

        SECTION 4.1    Committee to Grant Awards.    The Committee may, from time to time, grant Awards to one or more Participants, provided, however, that:

          (i)    Subject to Article IX, the aggregate number of shares of Common Stock made subject to the Award of Options to any Participant in any calendar year may not exceed one million (1,000,000).

          (ii)   Prior to June 6 2005, in no event shall more than one million (1,000,000) of the shares of Common Stock subject to the Plan be awarded to Participants as Restricted Stock Awards (the "Restricted Stock Award Limit"). On and after June 6, 2005, (the date on which the stockholders approved an increase in the number of shares reserved for issuance under the Plan by 5,700,000 shares), the grant of one share of restricted stock or one restricted stock unit will reduce the additional 5,700,000 shares by two shares and a grant of one share pursuant to an option grant will reduce the 5,700,000 share by one share.

          (iii)  Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the

  Committee's discretion for Awards not involving Common Stock, and any shares of Common Stock withheld for the payment of taxes pursuant to Section 10.3 or received by the Company as payment of the exercise price of an Option shall be available again for grant under the Plan; provided, however, that no more than 12,700,000 shares of Common Stock may be issued under Incentive Stock Options.

          (iv)  Common Stock delivered by the Company in payment of any Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

          (v)   The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

          (vi)  Separate certificates representing Common Stock to be delivered to a Participant upon the exercise of any Option will be issued to such Participant.

        SECTION 4.2    Substituted Options.    Pursuant to the Agreement and Plan of Merger among the Company, Helmerich & Payne, Inc. ("H&P"), Key Production Company, Inc. ("Key"), and others, the Company agreed to substitute Options and shares of Restricted Stock for outstanding options and shares of restricted stock granted by H&P and Key. The Committee shall grant the substituted Options and shares of Restricted Stock under this Plan. Substituted Options and Restricted Stock shall be granted pursuant to the Agreement and Plan of Merger under this Plan from the seven million (7,000,000) shares of Common Stock authorized for Awards under this Plan. The terms and conditions of the substituted Options and shares of Restricted Stock shall be the same as the terms and conditions of the options and shares of restricted stock that they replace.

ARTICLE V

ELIGIBILITY

        Subject to the provisions of the Plan, the Committee shall, from time to time, select from the Eligible Employees and Directors those to whom Awards shall be granted and shall determine the type or types of Awards to be made and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee. The Board shall select from the Directors, those to whom Awards shall be granted and determine the type or types of Awards to be made to Directors.

ARTICLE VI

STOCK OPTIONS

        SECTION 6.1    Grant of Options.    The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Board may, from time to time, subject to the terms of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Directors. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.2.

        SECTION 6.2    Conditions of Options.    Each Option so granted shall be subject to the following conditions:

          (i)    Exercise Price.    As limited by Section 6.2(v) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price that is less than the Fair Market Value of the Common Stock on the Date of Grant and further provided that the Option Price shall never be less than the Fair Market Value of the Common Stock on the Date of Grant within the meaning of Section 409A of the Code.

          (ii)    Form of Payment.    The exercise price of an Option may be paid (1) in cash or by check, bank draft or money order payable to the order of the Company; (2) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an accounting compensation charge with respect to the shares used to pay the exercise price unless otherwise determined by the Committee, or (3) payment through a transaction involving a licensed broker or dealer (acceptable to the Company) acting on behalf of the Option Holder to sell shares and deliver all or a part of the sales proceeds to the company in payment of the Option Price and required tax withholding, subject to such additional requirements determined by the Committee (or its designee), (4) payment of the exercise price and required tax withholding with shares of Common Stock acquired pursuant to the exercise (the Common Stock being valued at fair market value on the date of exercise), (5) a combination of the foregoing, or (6) any other method adopted by the Company and approved by the Committee.

          (iii)    Exercise of Options.    Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary stating the election to exercise and the number of shares of Common Stock with respect to which the Option is exercised and shall be in the form determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price and applicable withholding taxes, except as provided in the next sentence. The Committee shall make such additional rules as it determines to be necessary for the administration of the exercise of Options.

          (iv)    Other Terms and Conditions.    Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (1) the period or periods and the conditions of exercisability of any Option; (2) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (3) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (4) conditions under which such Options or shares may be subject to forfeiture; (5) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (6) the achievement by the Company of specified performance criteria; and (7) non-compete and protection of business matters.

          (v)    Special Restrictions Relating to Incentive Stock Options.    Options issued in the form of Incentive Stock Options shall only be granted to individuals who are Eligible Employees of the Company or a Subsidiary. Furthermore, Incentive Stock Options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with the requirements of Section 422 of the Code, including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or cancelled, expire no later than 10 years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) not exceed $100,000. Incentive Options granted to an Participant who is the holder of record of 10% or more of the outstanding Stock of the Company shall have an Option Price equal to or greater than 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

          (vi)    Application of Funds.    The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

          (vii)    Stockholder Rights.    No Participant shall have a right as a stockholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

        SECTION 6.3    Transferability.

          (i)    General Rule: No Lifetime Transfers.    An Option shall not be transferable by a Participant except by will or pursuant to the laws of descent and distribution. An Option shall be exercisable during the Participant's lifetime only by him or her, or in the event of disability or incapacity, by his or her guardian or legal representative. The Participant's guardian or legal representative shall have all of the rights of the Participant under this Plan.

          (ii)    InterVivos Transfer to Certain Family Members.    The Committee may, however, provide at the time of grant or thereafter that the Participant may transfer a Nonqualified Option to a member of the Participant's immediate family, a trust of which members of the Participant's immediate family are the only beneficiaries, or a partnership of which members of the Participant's immediate family or trusts for the sole benefit of the Participant's immediate family are the only partners (the "InterVivos Transferee"). Immediate family means the Participant's spouse, issue (by birth or adoption), parents, grandparents, siblings (including half brothers and sisters and adopted siblings) and nieces and nephews. No transfer shall be effective unless the Participant shall have notified the Company of the transfer in writing and has furnished to the Company a copy of the documents that effect the transfer. The InterVivos Transferee shall be subject to all of the terms of this Plan and the Option, including, but not limited to, the vesting schedule, termination provisions, and the manner in which the Option may be exercised. The Committee may require the Participant and the InterVivos Transferee to enter into an appropriate agreement with the Company providing for, among other things, the satisfaction of required tax withholding with respect to the exercise of the transferred Option and the satisfaction of any Common Stock retention requirements applicable to the Participant, together with such other terms and conditions as may be specified by the Committee. Except to the extent provided otherwise in such agreement, the InterVivos Transferee shall have all of the rights and obligations of the Participant under this Plan; provided that the InterVivos Transferee shall not have any Common Stock withheld to pay withholding taxes pursuant to Section 10.3 unless the agreement referred to in the preceding sentence specifically provides otherwise. The provisions of Section 6.4, Restoration Options, shall not apply to an InterVivos Transferee, and the InterVivos Transferee may not exercise the Option by using a broker's transaction.

          (iii)    No Transfer of Incentive Stock Options.    During the Participant's lifetime the Participant may not transfer an Incentive Stock Option under any circumstances.

          (iv)    No Assignment.    No right or interest of any Participant in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except as set forth above.

        SECTION 6.4    Restoration Options.

          (i)    At the time that an Option is granted, the Committee may, in its sole discretion, determine that the Option Agreement shall provide that the Participant shall be granted a further Option on the terms and conditions set forth in this Section 6.4 (a "Restoration Option") and on such other terms and conditions that are not inconsistent with this Section 6.4 when the Participant exercises the Option, in whole or in part, and pays the exercise price pursuant to Section 6.2(ii)(2) hereof and/or required tax withholding pursuant to Section 9.3 hereof with shares of Common Stock that have been held by the Participant for at least six (6) months. A Restoration Option shall become vested and exercisable on the date that is six (6) months after the date the Restoration Option was granted. The Restoration Option shall be exercisable only to the extent that the Participant is employed by the Company, a Subsidiary, or an Affiliated Entity on the date the Restoration Option is exercised and only to the extent that the Participant has been employed continuously by the Company, Subsidiary, or Affiliated Entity from the date the Restoration Option is granted through the date the Restoration Option is exercised. The Restoration Option shall terminate and be null and void upon the Participant's termination of employment, for any reason, from the Company, Subsidiary, or Affiliated Entity.

          (ii)   A Restoration Option shall be granted, without further action of the Committee or the Participant, if the payment provision described in subsection 6.4(i) above is used and/or Shares are surrendered to pay required tax withholding and if there is a period of more than six (6) months remaining in the term of the original Option.

          (iii)  Each Restoration Option:

            (A)  shall cover the number of shares of Stock that is equal to the shares actually or constructively delivered to the Company as described in subsection 6.4(i) above;

            (B)  shall be granted on the date on which the original Option is exercised and shall have an Option Price of one hundred percent (100%) of the Fair Market Value on such date; provided however, that the Option Price shall never be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the option is granted within the meaning of Section 409A of the Code;

            (C)  shall become exercisable in installments commencing six (6) months after the date of grant as provided in subsection 6.4(i) above and shall terminate by its terms on the same date as the original Option;

            (D)  except as set forth in subsections 6.4(iii)(A), (B), and (C) above, shall have the same terms and conditions as those of the original Option; and

            (E)  shall be a Nonqualified Option.

          (iv)  This Section 6.4 shall not apply to the exercise of an Option by an InterVivos Transferee.

        SECTION 6.5    No Repricing.    The Committee shall not, without the approval of the stockholders of the Company cancel any outstanding Option and replace it with a new Option with a lower option price where the economic effect would be the same as reducing the option price of the cancelled Option or take any other action with respect to an Option that would be treated as a "repricing" under the accounting rules or under the rules of the Securities and Exchange Commission

ARTICLE VII

RESTRICTED STOCK AWARDS

        SECTION 7.1    Grant of Restricted Stock Awards.    The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Eligible Employee. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

        SECTION 7.2    Conditions of Restricted Stock Awards.    The grant of a Restricted Stock Award shall be subject to the following:

          (i)    Restriction Period.    In addition to any vesting conditions determined by the Committee, including, but not by way of limitation, the achievement by the Company of specified performance criteria, vesting of each Restricted Stock Award shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period (a "Restriction Period"). The Committee shall determine the Restriction Period or Periods that shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof; provided however, each Restricted Stock Award shall have a minimum Restriction Period of at least three years. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 9.5, the Committee may, in its sole discretion, accelerate the vesting of a Restricted Stock Award under such circumstances as it deems appropriate.

          (ii)    Restrictions.    The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

          The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 7.1 and 7.2 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 7.1 and 7.2:

            (a)   Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

            (b)   Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

          (iii)    Rights as Stockholders.    During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a stockholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

ARTICLE VIII

STOCK UNITS

        A Participant may be granted a number of Stock Units determined by the Committee. The number of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, any restrictions that may apply to the Stock Units, and the other terms and conditions applicable to a grant of Stock Units shall be determined by the Committee.

ARTICLE IX

STOCK ADJUSTMENTS

        SECTION 9.1  If the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spinoff, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with, respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code,

        SECTION 9.2  In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award (other than a Stock Unit), theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article IX and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article IX which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award.

        SECTION 9.3  No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

        SECTION 9.4  No Option shall be adjusted under this Article IX in a manner that would cause the Option to become subject to Section 409A of the Code. The provisions of Section 9.2 shall not apply to Stock Units.

ARTICLE X

GENERAL

        SECTION 10.1    Amendment or Termination of Plan.    The Board may alter, suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article IX) or (ii) modify any provision of the Plan which would materially increase the benefit or rights of any Participant in the Plan.

        SECTION 10.2    Termination of Employment.    If a Participant's employment with the Company, a Subsidiary or an Affiliated Entity terminates on or after his 62nd birthday, death or disability , the Participant (or his personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (i) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or disability (as defined above) in lieu of the three month period), and (ii) vested Nonqualified Stock Option during the remaining term of the Option. If a Participant's employment terminates for any other reason, the Participant shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Committee may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

        The Grantee shall be disabled if the Grantee

          (i)    is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

          (ii)   is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

        SECTION 10.3    Withholding Taxes.    A Participant shall pay the amount of taxes required by law upon the exercise of an option in cash or as otherwise permitted in this Section 10.3. Unless otherwise paid by the Participant, the Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes; provided, the foregoing notwithstanding, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee.

        SECTION 10.4    Change of Control.

          (i)    Acceleration of Vesting.    Awards granted under the Plan to any Participant shall be immediately and automatically vested, fully earned and exercisable upon the occurrence of a Change of Control Event.

          (ii)    Options.    The Company or successor or purchaser, as the case may be, may make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options or the Company. The Committee may provide that any Options that are outstanding at the time the Change in Control Event is closed shall expire at the time of the closing so long as the Participants are provided with at least 45 days advance notice of such expiration. The Committee need not take the same action with respect to all outstanding Options.

          (iii)    Stock Units.    If the Change in Control Event is also a "change in control" within the meaning of Code Section 409A, outstanding Stock Units shall be paid in full within 30 days after the closing of the transaction that constitutes the change in control. If, as a result of the Change in Control Event, the Common Stock has been changed or exchanged for another kind of stock, Stock Units that provide for settlement in Common Stock shall be settled in the type of stock into which the Common Stock was changed or for which the Common Stock was exchanged. If the Change in Control Event is not also a "change in control" within the meaning of Section 409A of the Code, the Company, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the Stock Units or the substitution of new Stock Units for the outstanding Stock Units on terms comparable to the terms of the Award Agreement for the Stock Units. The assumed or substituted Stock Units shall be paid at the time provided in the original Award Agreement.

        SECTION 10.5    Amendments to Awards.    The Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate; provided, however, that any such amendment which is adverse to the Participant shall require the Participant's consent.

        SECTION 10.6    Changes in Accounting Rules.    Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Restricted Stock Awards, or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, outstanding Restricted Stock Awards, and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied; provided that no Option shall be modified in a manner that would cause it to become subject to Section 409A of the Code.

        SECTION 10.7    Investment Representations.    The Company may require any person to whom an Option or Restricted Stock Award is granted, as a condition of exercising such Option or receiving such Restricted Stock Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

        SECTION 10.8    Regulatory Approval and Listings.    The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable, and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:

          (i)    the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the committee shall, in its sole discretion, determine to be necessary or advisable;

          (ii)   the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

          (iii)  the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion determine to he necessary or advisable.

        SECTION 10.9    Right to Continued Employment.    Participation in the Plan shall not give any Participant any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or all Affiliated Entity the Subsidiary or Affiliated Entity reserves the right to terminate the employment of any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee, Director or any other individual any right to be selected as a Participant or to be granted an Award.

        SECTION 10.10    Reliance on Reports.    Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

        SECTION 10.11    Section 409A Savings Clause.    It is the intention of the Company that Awards granted under this Plan not be subject to the additional tax imposed pursuant to Section 409A of the Code, and the provisions of this Plan shall be construed and administered in accordance with such intent. To the extent such Awards could become subject to Code Section 409A, the Company shall be entitled to amend the Plan or the Award with the goal of giving the participants the economic benefits described herein in a manner that does not result in such tax being imposed

        SECTION 10.12    Construction.    Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        SECTION 10.13    Governing Law.    The plan shall be governed by and construed in accordance with the laws of the State of Colorado except as superseded by applicable Federal law.

        IN WITNESS WHEREOF, this document has been signed on December 5, 2008, to be effective as of January 1, 2009.

CIMAREX ENERGY CO.
By:	/s/ F. H. Merelli
Name:	F. H. Merelli
Title:	President and Chief Executive Officer

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  EXHIBIT 10.16
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